Exhibit 3.3



                             AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      of

                           FORD CREDIT FLOORPLAN LLC

                    (a Delaware Limited Liability Company)

                                      by

                          FORD MOTOR CREDIT COMPANY,

                                   as Member

                           dated as of July 27, 2001

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                               Table of Contents
                                                                           Page

                                   ARTICLE I
                                  DEFINITIONS

Section 1.1   Definitions....................................................1

                                  ARTICLE II
                                 ORGANIZATION

Section 2.1   Name, Location of Office.......................................4
Section 2.2   Registered Office in Delaware..................................4
Section 2.3   Registered Agent...............................................4
Section 2.4   Purposes and Powers............................................4
Section 2.5   Conduct of Business............................................6
Section 2.6   Tax Reporting and Characterization.............................9
Section 2.7   Term...........................................................9

                                  ARTICLE III
                                  THE MEMBER

Section 3.1   The Member.....................................................9
Section 3.2   Powers of Member...............................................9
Section 3.3   Limited Liability of the Member...............................10
Section 3.4   Special Member................................................10

                                  ARTICLE IV
          MANAGEMENT OF THE COMPANY; THE BOARD OF MANAGERS; OFFICERS

Section 4.1   General Management of the Company.............................10
Section 4.2   Appointment and Term..........................................11
Section 4.3   Number; Independent Managers..................................11
Section 4.4   Power to Bind Company.........................................13
Section 4.5   Restrictions on the Power of the Managers.....................13
Section 4.6   Duties and Obligations of the Managers........................14
Section 4.7   Resignation...................................................15
Section 4.8   Removal of Managers...........................................15
Section 4.9   Filling of Vacancies..........................................15
Section 4.10  Managers' Compensation........................................15
Section 4.11  Officers......................................................15
Section 4.12  Duties of Managers and Officers...............................15

                                   ARTICLE V
                      CAPITAL STRUCTURE AND CONTRIBUTIONS

Section 5.1   Capital Structure.............................................15
Section 5.2   Capital Contributions.........................................16

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                                  ARTICLE VI
                       PROFITS AND LOSSES; DISTRIBUTIONS

Section 6.1   Profits and Losses............................................16
Section 6.2   Distributions.................................................16

                                  ARTICLE VII
                   EXCULPATION; LIABILITIES: INDEMNIFICATION

Section 7.1   Exculpation...................................................16
Section 7.2   Liabilities: Indemnification..................................16
Section 7.3   Amendments: Indemnification...................................18

                                 ARTICLE VIII
                                 MISCELLANEOUS

Section 8.1   Dissolution of the Company....................................18
Section 8.2   Amendments....................................................19
Section 8.3   Assignments; Additional Members...............................19
Section 8.4   Severability..................................................20
Section 8.5   Successors and Assigns........................................20
Section 8.6   Limited Liability Company.....................................20
Section 8.7   Waiver of Partition; Nature of Interest.......................20
Section 8.8   Benefits of Agreement; No Third-Party Rights..................20
Section 8.9   Binding Agreement.............................................20
Section 8.10  Headings......................................................20
Section 8.11  Governing Law.................................................20
Section 8.12  Counterparts..................................................21

Exhibit A     Restated Certificate.........................................A-1

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                             AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                           FORD CREDIT FLOORPLAN LLC

                    (A Delaware Limited Liability Company)

     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of FORD CREDIT FLOORPLAN LLC, a Delaware limited liability company (the "Company"), dated as of July 27, 2001, by Ford Motor Credit Company, as the sole member of the Company (the "Member"), and Andrew L. Stidd and Bernard J. Angelo, as Independent Managers (as defined herein).

                                   RECITALS

     A. The Member formed the Company under the name Ford Credit Auto Receivables LLC as a limited liability company under the laws of Delaware pursuant to a Certificate of Formation dated as of August 14, 1997, and filed in the office of the Secretary of State on August 18, 1997, in accordance with the provisions of the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq. (as amended and in effect from time to time, and any successor statute, the "Act").

     B. On September 30, 1997, the Member duly executed the Limited Liability Agreement (the "Original Agreement") governing the affairs of the Company and the conduct of its business, which this Agreement amends and restates in its entirety.

     C. On July 27, 2001, the Member, acting with the unanimous written consent of the Board of Managers, caused the Amended and Restated Certificate of Formation of the Company (the "Restated Certificate"), the form of which is attached as Exhibit A to this Agreement, to be filed with the Secretary of State in order to change the name of the Company (such filing being hereby ratified and confirmed).

     D. Because this Agreement has the effect of amending certain specified provisions of the previously adopted Limited Liability Agreement, the Board of Managers has heretofore given its unanimous written consent to the adoption of this Agreement.

     E. No Securities (as defined below) of any Trust (as defined below) are outstanding.

     NOW, THEREFORE, in consideration of the agreement and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Original Agreement in its entirety as follows:

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                                  ARTICLE I.
                                  DEFINITIONS

     Section 1.1. Definitions. Whenever used in this Agreement, capitalized terms have the meanings assigned to them herein. All references herein to "this Agreement" are to this Amended and Restated Limited Liability Company Agreement, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified.

     "Act" has the meaning set forth in the Recitals to this Agreement.

     "Affiliate" means, in respect of any specified Person, any other Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with the specified Person. For purposes of this Agreement, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that the term "Affiliate" does not include any bankruptcy-remote, single-purpose entity.

     "Agreement" has the meaning set forth in the preamble to this Agreement.

     "Basic Documents" means this Agreement, any Transfer Agreement, Indenture, trust agreement, receivables purchase agreement, administration agreement, note depositary agreement and other agreements relating to the issuance of Securities, including the other documents and certificates delivered in connection with such agreements, as such agreements may be amended from time to time.

     "Board of Managers" has the meaning set forth in Section 4.1.

     "Certificates" has the meaning set forth in Section 2.4(a)(vi).

     "Code" means the Internal Revenue Code of 1986, as amended (or any successor law).

     "Company" has the meaning set forth in the preamble to this Agreement.

     "Company Assets" means, as of any date of determination, all right, title and interest of the Company in, to and under the Designated Assets and any related property and all other property acquired by the Company from time to time as of such date of determination and all proceeds thereof.

     "control" has the meaning set forth in the definition of the term "Affiliate" above.

     "Damages" has the meaning set forth in Section 7.2(a).

     "Designated Assets" has the meaning specified in Section 2.4(a)(iii).

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     "Fiscal Year" means, unless the Member at any time determines otherwise pursuant to the requirements of the Code, for each year, the period commencing on January 1 and ending on December 31.

     "Ford Credit" means Ford Motor Credit Company, a Delaware corporation.

     "Indemnified Party" has the meaning set forth in Section 7.2(a).

     "Indenture" has the meaning set forth in Section 2.4(a)(viii).

     "Independent Manager" has the meaning set forth in Section 4.3(b).

     "Insolvency Event" means, with respect to any Person, (i) the making of a general assignment for the benefit of creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) being adjudged a bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (vii) below, (vi) seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person or of such Person's assets or any substantial portion thereof. The foregoing definition of "Insolvency Event" supersedes and replaces the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

     "Manager" has the meaning set forth in Section 4.2.

     "Member" means Ford Motor Credit Company and its successors and permitted assigns, as herein provided, including a Substitute Member, each in its capacity as a member of the Company; provided, however, that the term "Member" does not include a Special Member.

     "Notes" has the meaning set forth in Section 2.4(a)(vi).

     "Percentage Interest" has the meaning set forth in Section 5.1.

     "Permitted Transaction" has the meaning set forth in Section 2.4(a)(ix).

     "Person" means a legal person, including any individual, corporation, estate, partnership (limited or general), joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Rating Agency" means, with respect to any outstanding Securities, each statistical rating agency selected by the Company to rate such Securities.

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     "Rating Agency Condition" means, with respect to any action, that each
Rating Agency has been given at least ten days' prior notice thereof and that each of the Rating Agencies has notified the Company and the servicer and the trustees under the related Transfer and Servicing Agreements and Indentures in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Securities with respect to which it is a Rating Agency.

     "Receivables" has the meaning set forth in Section 2.4(a)(i).

     "Receivables-backed Interests" has the meaning set forth in Section 2.4(a)(iii).

     "Restated Certificate" has the meaning set forth in Recital C to this Agreement.

     "Securities" has the meaning set forth in Section 2.4(a)(vi).

     "Secretary of State" means the Secretary of State of the State of Delaware.

     "Special Member" means, upon such Person's admission to the Company as a member of the Company pursuant to Section 3.4, a Person acting as an Independent Manager, in such Person's capacity as a member of the Company. A Special Member shall have only the rights and duties expressly set forth in this Agreement.

     "Substitute Member" means a Person appointed as a substitute member of the Company pursuant to Section 3.4, in such Person's capacity as a member of the Company.

     "Transfer and Servicing Agreements" has the meaning set forth in Section 2.4(a)(v).

     "Trusts" has the meaning set forth in Section 2.4(a)(v).

                                 ARTICLE II.
                                 ORGANIZATION

     Section 2.1. Name, Location of Office. The business of the Company will be carried on under the name "Ford Credit Floorplan LLC" with such variations and changes as the Board of Managers determines or deems necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted. The principal place of business of the Company is One American Road, Office of the General Counsel, Dearborn, Michigan 48126 or such other place or places in the State of Michigan as the Board of Managers may from time to time designate.

     Section 2.2. Registered Office in Delaware. The registered office of the Company in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle.

     Section 2.3. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle.

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     Section 2.4. Purposes and Powers. (a) The limited purposes for which the
Company is organized are to engage in the following activities, all in accordance with the terms of this Agreement:

          (i) to acquire from time to time all right, title and interest in and to receivables or leases arising out of or relating to the sale or lease of new or used motor vehicles and farm or industrial equipment, including automobiles, light and heavy duty trucks, tractors and recreational vehicles, monies due thereunder, security interests in the motor vehicles or equipment financed thereby, proceeds from claims on insurance policies related thereto, and related rights (collectively, "Receivables");

          (ii) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Receivables, collateral securing the Receivables, related insurance policies, agreements with motor vehicles or equipment dealers or lessors or other originators or servicers of Receivables and any proceeds or further rights associated with any of the foregoing;

          (iii) to acquire from time to time all right, title and interest in and to participations, certificates or notes or other indebtedness representing beneficial ownership interests in, or secured by, Receivables (collectively, "Receivables-backed Interests" and, together with the Receivables, the "Designated Assets");

          (iv) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Receivables-backed Interests, assets backing and/or collateral securing the Receivables-backed Interests, related agreements pursuant to which the Receivables-backed Interests are issued or otherwise relating to rights relating thereto, and any proceeds or further rights associated with any of the foregoing;

          (v) to transfer Designated Assets to trusts (the "Trusts") pursuant to one or more transfer and servicing agreements, pooling and servicing agreements, sale and servicing agreements or other agreements (the "Transfer and Servicing Agreements") to be entered into by and among, among others, the Company, each trustee and/or other transferee named therein and any entity acting as servicer of the Designated Assets;

          (vi) to authorize, issue, sell and deliver one or more series or classes of bonds, notes or other evidences of indebtedness (the "Notes") or certificates (the "Certificates") or other securities (collectively, the "Securities") issued by or through the Trusts and secured or collateralized by the Designated Assets, provided that the Company will have no liability under any such Securities except to the extent of the Receivables or Receivables-backed Interests securing or collateralizing such Securities and provided, further, that each series of Securities issued by a Trust will bear its own trustee fees and servicer fees;

          (vii) to hold and enjoy all of the rights and privileges of any Certificates issued by the Trusts to the Company and to hold and enjoy all of the rights and privileges of any class of Notes, including any class of Certificates or Notes that may be subordinated to any other class of Certificates or Notes;

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          (viii) to perform its obligations under the Transfer and Servicing
     Agreements and any indenture or other agreement (each, an "Indenture") pursuant to which any Securities are issued; and

          (ix) to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing (such business activities and transactions specified in this Section 2.4(a) collectively referred to in this Agreement as "Permitted Transactions").

     (b) The Company, by or through any Manager or any officer of the Company on behalf of the Company, may enter into and perform the Basic Documents and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement. The foregoing authorization is not to be deemed a restriction on the powers of any Manager or any officer of the Company to enter into other agreements on behalf of the Company.

     Section 2.5 Conduct of Business.

     (a) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company may not, without the prior written confirmation of each applicable Rating Agency that the Rating Agency Condition has been satisfied with respect to such action, do any of the following:

          (i) engage in any business or activity other than a Permitted Transaction;

          (ii) create, incur or assume any indebtedness or issue any security or sell or transfer any receivables or other designated assets (including the Designated Assets) to a Trust or other Person which issues a security in respect of any such receivables or other designated assets unless any such indebtedness or security (A) has no recourse to any assets of the Company other than the assets to which such indebtedness or security relates and (B) does not constitute a claim against the Company if cash flow from the assets securing or collateralizing such indebtedness or security is insufficient to repay the debt, and in the event such indebtedness or security is deemed to constitute a claim against the Company generally or against other assets securing or collateralizing any other indebtedness or security of the Company, such claim shall be subordinate to the claims of such other indebtedness or security to which those assets relate;

          (iii) create, incur or assume any indebtedness or issue any security or sell or transfer any receivables or other designated assets (including the Designated Assets) to a Trust or other Person which issues a security in respect of any such receivables or other designated assets unless the holders thereof (A) agree or are deemed to have agreed that the debt, liabilities and obligations incurred, contracted for or otherwise existing with respect to such indebtedness will be enforceable against the assets securing or collateralizing such indebtedness or security only, and not against the assets of the Company generally or against any other assets security or collateralizing any other

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     indebtedness or security of the Company, and (B) agree or are deemed to have agreed that to the extent such debt holders are deemed to have any interest in the assets of the Company generally or any other assets collateralizing or securing any other indebtedness or security of the Company, their interest in those assets will be subordinate to claims or rights of such other debt holders to those assets and, further, that such agreement will constitute a subordination agreement for purposes of
     Section 510(a) of the Bankruptcy Code;

          (iv) become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions;

          (v) make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate other than in connection with Permitted Transactions; provided, however, that the Company is not prohibited under this clause
     (a)(v) from causing a distribution of cash to its Member;

          (vi) enter into any transaction or merger or consolidation with or into any other entity, or convey its properties and assets substantially as an entirety to any entity, other than with respect to a Permitted Transaction, unless (A) the entity (if other than the Company) formed as a result of or surviving such consolidation or merger, or which acquires the properties and assets of the Company is (i) organized and existing under the laws of the State of Delaware, (ii) expressly assumes all of the Company's obligations under the Basic Documents and (iii) is governed under a charter document containing provisions substantially identical to the provisions of Sections 2.4 and 2.5 of this Agreement; (B) the Rating Agencies and the trustees under the Basic Documents have received at least 10 days' prior notice of any such merger, consolidation or sale of assets; (C) such merger, consolidation or sale of assets will not conflict with any provisions of the Restated Certificate of the Company; and (D) immediately after giving effect to such merger, consolidation or sale of assets, no default or event of default by or relating to the Company has occurred and is continuing under any material agreement to which the Company is a party;

          (vii) become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of the Basic Documents or any other any documents relating to a Permitted Transaction; and

          (viii) amend, modify, alter, change or repeal any provision of
     Section 2.4 or Section 2.5 of this Agreement; provided, however, the Company reserves the right to amend, alter, change or repeal any provision contained in its Restated Certificate or this Agreement in a manner now or hereafter prescribed by the Act, and all rights conferred upon the Member herein are granted subject to this reservation.

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     (b) The Company must at all times:

          (i) maintain its existence as a limited liability company and remain in good standing under the laws of the State of Delaware;

          (ii) observe all limited liability company procedures required by this Agreement and such others, if any, as may be from time to time required by the Act;

          (iii) ensure that (x) the business and affairs of the Company are at all times managed by or under the direction of the Board of Managers, (y) the Board of Managers has duly authorized all actions requiring such authorization and, (z) when required by law or by this Agreement, the Company has obtained the proper authorization for action from its Member;

          (iv) maintain the Company's books, financial statements, accounting records and other limited liability company documents and records separate from those of the Member, any Affiliate thereof or any other entity;

          (v) not commingle the Company Assets with those of the Member or any Affiliate thereof, and not hold itself out as being liable for the debts of another;

          (vi) maintain its bank accounts, books of account and payroll (if any) separate from those of its Affiliates, the Member or any of the Member's Affiliates or any other Person; and ensure that its funds and other assets are at all times readily distinguishable from the funds and other assets of its Affiliates, the Member and any of the Member's Affiliates or any other Person;

          (vii) act solely in its limited liability company name and through its own managers and agents so as not to mislead others as to its identity or the identity of any Affiliate and correct any known misunderstanding regarding its separate identity, and conduct all oral and written communications of the Company, including without limitation letters, invoices, contracts, statements and applications solely in the name of the Company;

          (viii) separately manage its liabilities from those of the Member or any Affiliate thereof and pay its own liabilities, including all administrative expenses, from its own separate assets, provided that the Member or any Affiliate thereof may pay certain of the organizational costs of the Company, and the Company will reimburse the Member or any such Affiliate for its allocable portion of shared expenses paid by the Member or such Affiliate, and provided, further, that the Member may pay fees and expenses and indemnify parties pursuant to Section 2.5(d);

          (ix) at all times maintain an arm's-length relationship with any Affiliates;

          (x) not create, incur or assume any indebtedness other than the Securities and other obligations permitted pursuant to the Basic
     Documents unless such indebtedness is rated by each Rating Agency then rating the outstanding Securities at the request of the Company, or unless such Rating Agencies have confirmed in writing that the issuance of

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     such indebtedness will not adversely affect the then current rating of the outstanding Securities;

          (xi) not create, incur or assume any indebtedness or issue any security or sell or transfer any receivables or other designated assets (including the Designated Assets) to a Trust or other Person which issues a security in respect of any such receivables or other designated assets unless the debt holders thereof agree or are deemed to have agreed to not file or join in filing any bankruptcy petition against the Company prior to the end of the period that is one year and one day after all of the debt of the Company and all of the debt issued through the Trusts is paid in full and agree or are deemed to have agreed that they will not cooperate with or encourage others to file a bankruptcy petition against the Company during the same period;

          (xii) operate in such a manner that it would not be substantively consolidated for purposes of applicable bankruptcy laws with any other entity;

          (xiii) have a sufficient number of Managers and any other authorized agents to manage its operations; and

          (xiv) maintain adequate capital in light of its contemplated business operations.

     (c) The Company will abide by all limited liability company formalities, including the maintenance of current minute books, and cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Company and its assets and liabilities. The Company will not assume the liabilities of the Member or any Affiliate thereof, and will not guarantee the liabilities of the Member or any Affiliate thereof. The Board of Managers of the Company will make decisions with respect to the business and operations of the Company independent of, and not dictated by, the Member or any Affiliate thereof.

     (d) Notwithstanding any provision in this Agreement to the contrary, the Member in its own capacity (i) may pay fees and expenses of, and indemnify, trustees relating to the Trusts and (ii) may indemnify any underwriter, placement agent, initial purchaser for resale or other Person performing similar functions in connection with the issuance of any Securities.

     Section 2.6 Tax Reporting and Characterization. It is the Member's express intention that the Company not constitute a separate entity for purposes of federal income tax or state or local income, franchise or other taxes.

     Section 2.7 Term. Unless terminated in accordance with this Agreement and the Act, the Company will have perpetual existence.

                                 ARTICLE III.
                                  THE MEMBER

     Section 3.1 The Member. The name and address of the Member is as follows:

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                 Ford Motor Credit Company
                 World Headquarters
                 Office of the General Counsel
                 One American Road
                 Suite 1033
                 Dearborn, Michigan  48126

     Section 3.2 Powers of Member. The Member (acting in its capacity as such) has the authority to take all actions specifically enumerated in the Restated Certificate or this Agreement.

     Section 3.3 Limited Liability of the Member. Unless otherwise expressly provided in any Basic Document, all debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and the Member will not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

     Section 3.4 Special Member. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its Percentage Interest and the admission of the assignee pursuant to Section 8.3, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Section 8.3), each individual acting as an Independent Manager pursuant to Section 4.3 will, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and will continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as a Special Member; provided, however, that such Special Member will automatically cease to be a member of the Company upon the admission to the Company of a Substitute Member; and provided, further, that such admission of a Substitute Member will not, in and of itself, cause a Special Member to cease to be an Independent Manager. Notwithstanding any provision in this Agreement to the contrary, upon the occurrence of any event that causes the last remaining Member to cease to be a member of the Company, the personal representative of such Member is hereby authorized to, and will, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, appoint a Person as a substitute member of the Company (the "Substitute Member"). Each Special Member will be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company Assets. Pursuant to Section 18-301 of the Act, a Special Member is not required to make any capital contributions to the Company and will not receive a limited liability company interest in the Company. A Special Member, in its capacity as a Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as a Special Member, has no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each individual acting as an Independent Manager pursuant to Section 4.3 is to execute a counterpart to this Agreement. Prior to his or her admission to the Company as a Special Member, each individual acting as an Independent Manager pursuant to Section
4.3 will not be a member of the Company.

                                 ARTICLE IV.
          MANAGEMENT OF THE COMPANY; THE BOARD OF MANAGERS; OFFICERS

     Section 4.1 General Management of the Company. Subject to such matters which are expressly reserved hereunder or under the Act to the Member for decision, the business, properties and affairs of the Company will be managed by a board of managers (the "Board of Managers") which, without limiting the generality of the foregoing, has the power to appoint officers of the Company, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Company, and to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Company.

     Section 4.2 Appointment and Term. The Member is entitled to appoint from time to time individuals to serve as the managers (each, a "Manager") on the Board of Managers. Managers serve until their respective successors are appointed by the Member or until their earlier death, disability, resignation, retirement or removal. Each Manager is hereby designated a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

     Section 4.3 Number; Independent Managers.

     (a) The number of Managers which constitutes the whole Board of Managers is not less than three nor more than five. The number may be increased or reduced from time to time by amendment of this Agreement. The initial Board of Managers will consist of the following five individuals, two of whom are Independent Managers:

          Bibiana Boerio
          David Brandi
          Susan J. Thomas
          Andrew L. Stidd, as Independent Manager
          Bernard J. Angelo, as Independent Manager

     (b) The Board of Managers of the Company must include at least two Managers who are Independent Managers. So long as any Securities are outstanding, this Section 4.3(b) may not be amended without the affirmative vote of 100% of the members of the Board of Managers (including two Independent Managers). When voting on matters subject to the vote of the Board of Managers, including those matters specified in Section 4.3(c), notwithstanding that the Company is not then insolvent, the Independent Managers are to take into account the interests of the creditors of the Company and the Trusts as well as the interests of the Company. Except as provided in this Section 4.3(b) or Section 4.3(c), any action permitted or required to be taken by the Board of Managers may be taken by a simple majority of the members of the Board of Managers excluding the Independent Managers; provided, however, that the Board of Managers may delegate the day-to-day management of the Company to a Person that may or may not be a Manager. The actions set forth in this Section 4.3(b) and Section 4.3(c) are the only actions by the Board of Managers that require the affirmative vote of 100% of the members of the Board of Managers including the two Independent Managers.

     For purposes of this Section 4.3(b) the following terms have the meanings set forth below:

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

          (i) An "Independent Manager" is an individual who: (A) is not and has not been employed by Ford Credit or any of its Affiliates as a director, officer or employee within the five years immediately prior to such individual's appointment as an Independent Manager (other than his or her capacity as an Independent Manager or other similar capacity); (B) is not and has not been affiliated with a significant customer or supplier of Ford Credit or any of its Affiliates within the five years immediately prior to such individual's appointment as an Independent Manager (other than his or her capacity as an Independent Manager or other similar capacity); (C) is not, and was not within the five years immediately prior to such individual's appointment as an Independent Manager (other than his or her capacity as an Independent Manager or other similar capacity), affiliated with a company of which Ford Credit or any of its Affiliates is a significant customer or supplier; (D) does not have, and has not within the five years immediately prior to such individual's appointment as an Independent Manager (other than his or her capacity as an Independent Manager or other similar capacity), had significant personal services contract(s) with Ford Credit or any of its Affiliates; (E) is not, and was not within the five years immediately prior to such individual's appointment as an Independent Manager, affiliated with a tax-exempt entity that receives significant contributions from Ford Credit or any of its Affiliates; (F) is not the beneficial owner at the time of such individual's appointment as an Independent Manager, or at any time thereafter while serving as an Independent Manager, of such number of shares of any class of common stock of Ford Credit or any Affiliate the value of which constitutes more than 3% of such individual's net worth; (G) is not a spouse, parent, sibling or child of any individual described by (A) through (F); and (H) is not, and was not within the five years prior to such appointment as an Independent Manager, a major creditor of Ford Credit or any of its Affiliates.

          (ii) A "significant customer of Ford Credit or any of its Affiliates" means a customer from which Ford Credit and any of its Affiliates collectively in the last fiscal year of Ford Credit received payments in consideration for the products and services of Ford Credit and its Affiliates which are in excess of 1% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year.

          (iii) A "significant supplier of Ford Credit or any of its Affiliates" means a supplier to which Ford Credit and any of its Affiliates collectively in the last fiscal year of Ford Credit made payments in consideration for the supplier's products and services in excess of 3% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year.

          (iv) Ford Credit or any of its Affiliates will be deemed a "significant customer" of a company if Ford Credit and any of its Affiliates collectively were the direct source during such company's last fiscal year in excess of 3% of the gross revenues which such company received from the sale of its products and services during such fiscal year.

          (v) Ford Credit or any of its Affiliates will be deemed a "significant supplier" of a company if Ford Credit and any of its Affiliates collectively received in such company's fiscal year payments from such company in excess of 3% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

          (vi) An individual will be deemed to have "significant personal services contract(s) with Ford Credit or any of its Affiliates" if the fees and other compensation received by the individual pursuant to personal services contract(s) with Ford Credit and any of its Affiliates exceeded or would exceed 3% of his or her gross revenues during the last calendar year.

          (vii) A tax-exempt entity will be deemed to receive "significant contributions from Ford Credit or any of its Affiliates" if such tax-exempt entity received during its last fiscal year, or expects to receive during its current fiscal year, contributions from Ford Credit or its Affiliates in excess of the lesser of (i) 3% of the consolidated gross revenues of Ford Credit and its Affiliates during such fiscal year and (ii) 1% of the contributions received by the tax-exempt entity during such fiscal year.

          (viii) A Person will be deemed to be a "major creditor of Ford Credit or any of its Affiliates" if Ford Credit or such Affiliate owes to such Person outstanding indebtedness for borrowed money in a sum exceeding more than 5% of Ford Credit's total consolidated assets.

     (c) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board of Managers or any Person on behalf of the Company, none of the Company, the Member, the Board of Managers or any Person on behalf of the Company may, without the affirmative vote of 100% of the members of the Board of Managers (including two Independent Managers), do any of the following:

          (i) amend Section 2.4 to permit the Company to engage in any business or activity other than those set forth in Section 2.4 prior to any such amendment;

          (ii) engage in any business or activity other than those set forth in Section 2.4;

          (iii) to the fullest extent permitted by law, dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer the Company's properties and assets substantially as an entirety to any entity; or

          (iv) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing the Company's inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action.

     (d) Meetings of the Board of Managers may be conducted in person or by conference telephone facilities. Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting and without prior notice if such number of Managers sufficient to approve such action pursuant to the terms of this Agreement consent thereto in writing.

     Section 4.4 Power to Bind Company. Notwithstanding the last sentence of
Section 18-402 of the Act, only the Managers and officers of the Company (acting in their capacity as such) have authority to bind the Company to any third party with respect to any matter.

     Section 4.5 Restrictions on the Power of the Managers. The Board of Managers does not have the authority to:

     (a) cause the Company to do any acts in violation of or in breach of any Basic Document or any other agreement entered into by the Company;

     (b) take any action in contravention of the Act, the Restated Certificate or this Agreement (each as may be amended);

     (c) to the fullest extent permitted by law, take any action that would make it impossible to carry on the ordinary business of the Company;

     (d) admit any Person as a member of the Company;

     (e) knowingly perform any act that would subject the Member to loss of limited liability in any jurisdiction; or

     (f) except as permitted under Section 8.2, take any action to amend or modify the Restated Certificate or this Agreement.

     Section 4.6 Duties and Obligations of the Managers.

     (a) Subject to Section 4.3(c)(iii), as long as any Securities are outstanding, the Board of Managers will take all action that may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Member or to enable the Company to conduct the business in which it is engaged).

     (b) Each Manager will devote to the Company such time as he or she deems necessary to conduct the Company's business and affairs in an appropriate manner.

     (c) The Board of Managers will use their best efforts, in the conduct of the Company's activities and business, to put all Persons with whom the Company deals on notice that the Member is not liable for the Company's obligations, and all agreements to which the Company is a party are to include a statement to the effect that the Company is a limited liability company formed under the Act; provided, however, the failure to include such a statement in an agreement to which the Company is a party will not affect the Company's power and authority or authorization to enter into such agreement.

     (d) The Board of Managers will prepare or cause to be prepared and file or cause to be filed on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Company. The Board of Managers will cause the Company to pay any taxes payable by the Company; provided, however, that the Managers are not required to cause the Company to pay any tax so long as the Company is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Company.

     (e) The Board of Managers will, from time to time, submit, or cause to be submitted, to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator.

     (f) The Board of Managers will use their best efforts to cause the Company to be formed, reformed, or qualified to engage in investment activities, or be registered under any applicable assumed or fictitious name statute or similar law in any state in which the Company then makes investments or transacts business, if such formation, reformation, qualification or registration is necessary or desirable in order to protect the limited liability of the Member or to permit the Company lawfully to own or make investments or transact business.

     Section 4.7 Resignation. Any Manager may resign at any time upon written notice of resignation to the Member. Any resignation is effective immediately unless a date certain is specified for it to take effect, in which event it will be effective upon such date, and acceptance of any resignation is not necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

     Section 4.8 Removal of Managers. Any Manager may be removed, either for or without cause, by the Member, provided that if there are fewer than two Independent Managers after such removal, such Manager shall be replaced by an Independent Manager.

     Section 4.9 Filling of Vacancies. In the case of any increase in the number of Managers, or of any vacancy in the Board of Managers, the additional Manager shall be appointed by the Member.

     Section 4.10 Managers' Compensation. Any or all Managers may receive such reasonable compensation for their services, whether in the form of salary or otherwise, with expenses, if any, as the Board of Managers and the Member may from time to time determine.

     Section 4.11 Officers. (a) The Board of Managers, by a simple majority, may from time to time appoint authorized officers of the Company who may, on behalf of the Company, execute agreements to which the Company is a party and any document or certificate to be delivered in connection herewith or pursuant hereto.

     (b) Each authorized officer will have the right and authority to take all actions specifically enumerated in the Restated Certificate or this Agreement that may be taken by the Company or that the authorized officer otherwise deems necessary, useful or appropriate for the day-to-day management and conduct of the Company's business. All instruments, contracts, agreements and documents providing for the acquisition, mortgage or disposition of property of the Company will be valid and binding on the Company only if executed by the Member or an authorized officer of the Company.

     Section 4.12 Duties of Managers and Officers. Except to the extent otherwise provided in this Agreement, each Manager and officer of the Company has a fiduciary duty of loyalty and care similar to that of directors and officers of for profit business organizations organized under the General Corporate Law of the State of Delaware.

                                  ARTICLE V.
                      CAPITAL STRUCTURE AND CONTRIBUTIONS

     Section 5.1 Capital Structure. Ford Credit has heretofore been admitted as the sole member of the Company with an interest of 100% (as such percentage may change from time to time, a "Percentage Interest").

     Section 5.2 Capital Contributions. From time to time, the Board of Managers may determine that the Company requires capital and may request the Member to make capital contributions in an amount determined by the Board of Managers. The Member may, but is not required to, make such additional capital contributions as it may determine in its sole discretion. A capital account is to be maintained for the Member, to which contributions and profits are credited and against which distributions and losses are to be charged.

                                 ARTICLE VI.
                       PROFITS AND LOSSES; DISTRIBUTIONS

     Section 6.1 Profits and Losses. For financial accounting and tax purposes, the Company's net profits or net losses are determined on an annual basis in the manner determined by the Board of Managers. In each year, profits and losses will be allocated entirely to the Member.

     Section 6.2 Distributions. From time to time, the Board of Managers will cause the Company to distribute any cash held by it which (i) is not reasonably necessary for the operation of the Company or the performance of its obligations under the Basic Documents or in connection with any Permitted Transactions and (ii) would not result in a violation of the Act. The distributions of the Company will be allocated entirely to the Member.

                                 ARTICLE VII.
                   EXCULPATION; LIABILITIES: INDEMNIFICATION

     Section 7.1 Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, none of the Member, the Managers, or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, or any officer, employee, representative or agent of the Company or any of its Affiliates will be liable to the Company or any other Person bound by this Agreement for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by such Person in the reasonable belief that such act or omission is in, or not contrary to, the best interests of the Company and is within the scope of authority granted to such Person by this Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

     Section 7.2 Liabilities: Indemnification. (a) Subject to Section 7.2(f), any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Member, Manager, officer, employee, agent or legal representative of the Company or any of its Affiliates (each, an "Indemnified Party"), will be indemnified and held harmless by the Company to the fullest extent legally permissible against all expenses, claims, damages, liabilities and losses (including, without limitation, judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys' fees incurred in investigating, preparing or defending any action, claim suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not such Indemnified Party is or may be a party thereto, including interest on any of the foregoing (collectively, "Damages"), arising out of, or in connection with, the management or conduct of the business and affairs of the Company, except for any Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or willful violations of the express provisions hereof by such Indemnified Party. Each Indemnified Party may consult with counsel and accountants with respect to the affairs of the Company and will be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.

     (b) Each Indemnified Party is required to give prompt notice to the Company of any action commenced against it with respect to which indemnification may be sought under this Section 7.2, but failure to do so will not relieve the Company from any liability which it may have hereunder unless it has been materially prejudiced by such failure to notify or from any liability that it may otherwise have other than on account of this Section
7.2. In no event will the Company be liable for the fees and expenses of more than one counsel for all the Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general obligations or circumstances, unless (i) if the defendants in any such action include one or more Indemnified Parties and the Company, one or more of the Indemnified Parties have employed separate counsel after having reasonably concluded that there may be legal defenses available to it or them that are different from or additional to those available to the Company or to one or more of the other Indemnified Parties or
(ii) the Company has not employed counsel reasonably acceptable to an Indemnified Party to represent such Indemnified Party within a reasonable time after notice of the commencement of the action.

     (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which such Person reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person's conduct was unlawful. Entry of a judgment by consent as part of a settlement will not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, or of any other issue or matter.

     (d) Subject to Section 7.2(g), expenses (including attorneys' fees and disbursements) incurred by an Indemnified Party in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Managers in the specific case upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount unless it ultimately is determined that such Person is entitled to be indemnified by the Company. Expenses (including attorneys' fees and disbursements) incurred by other employees or agents of the Company in defending in any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company upon such terms and conditions, if any, as the Board of Managers deems appropriate.

     (e) No Manager of the Company will be personally liable to the Company for monetary damages for any breach of fiduciary duty by such person as a Manager. Notwithstanding the foregoing sentence, a Manager will be liable to the extent provided by applicable law for (i) breach of the Manager's duty of loyalty to the Company or the Member, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) any transaction from which the Manager derived an improper personal benefit.

     (f) The indemnification and advancement of expenses provided by this
Section 7.2 are not to be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any agreement, vote of the Board of Managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and will continue as to a Person who has ceased to be a Manager, employee or agent and inure to the benefit of the heirs, executors and administrators of such Person.

     (g) Any amounts payable by the Company in accordance with this Section
7.2 will be paid solely to the extent of funds available therefor and actually received by the Company under the Basic Documents, from capital contributions or in connection with other Permitted Transactions. The Company's obligations under this Section 7.2 will not constitute a claim against the Company to the extent that the Company does not have funds sufficient to make payment of such obligations. Any claim that an Indemnified Party may have at any time against the Company that it may seek to enforce under this Agreement will, if the Company becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, be subordinate to the payment in full, including post-petition interest, of the claims of the holders of any Securities which are collateralized or secured by assets of the Company.

     Section 7.3 Amendments: Indemnification. The indemnities contained in
Section 7.2 will survive the resignation, removal or termination of any Indemnified Party or the termination of this Agreement. Any repeal or modification of this Article VII will not adversely affect any rights of such Indemnified Party pursuant to this Article VII, including the right to indemnification and to the advancement of expenses of an Indemnified Party existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                ARTICLE VIII.
                                 MISCELLANEOUS

     Section 8.1 Dissolution of the Company.

     (a) The Company will be dissolved upon any of the following events:

          (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act; or

          (ii) the entry of a decree of judicial dissolution under the Act.

     (b) Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and will, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

     (c) Notwithstanding any provision to the contrary contained in this Agreement, an Insolvency Event with respect to the Member or a Special Member will not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company will continue without dissolution.

     (d) Notwithstanding any provision to the contrary contained in this Agreement, each of the Member and the Special Members waives any right it might have to agree in writing to dissolve the Company upon an Insolvency Event with respect to the Member or a Special Member, or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

     Section 8.2 Amendments. Except with respect to amendments required by law as contemplated in Section 4.6(f), this Agreement and the Restated Certificate may be amended only in writing by the Member, provided that, if any Securities issued by any Trusts are outstanding, no such amendment will be effective without satisfaction of the Rating Agency Condition; and provided, further, that the provisions of Sections 4.3(b) and 4.3(c) hereof may be amended only with the unanimous written consent of 100% of the Board of Managers including the Independent Managers. An amendment becomes effective as of the date specified in the approval of the Member or, if no date is specified, as of the date of such approval or as otherwise provided in the Act.

     Section 8.3 Assignments; Additional Members.

     (a) The Member may sell, assign or transfer in whole but not in part its Percentage Interest without the consent of the Board of Managers or any other Person; provided, however, that for so long as any Securities issued by any Trust are outstanding, the Member may not sell, assign or transfer its Percentage Interest unless the Rating Agency Condition is satisfied. Upon the assignment by the Member of all of its limited liability company interest in the Company pursuant to this Section 8.3(a), the assignee will be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be counterpart signature page to this Agreement. Such admission will be deemed effective immediately prior to the assignment and, immediately following such admission, the assignor Member will cease to be member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents and this Agreement will, without any further act, be the Member hereunder, and such merger or consolidation will not constitute an assignment for purposes of this Agreement and the Company will continue without dissolution.

     (b) So long as any Securities issued by any Trust or by the Company are outstanding, the Member may not resign, except as permitted under the Basic Documents and if the Rating Agency Condition is satisfied. If the Member is permitted to resign pursuant to this Section 8.3(b), an additional member of the Company will be admitted to the Company with the consent of the resigning Member, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission will be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member will cease to be a member of the Company.

     (c) One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, so long as any Securities issued by any Trusts are outstanding, no additional Member may be admitted to the Company unless the Rating Agency Condition is satisfied.

     Section 8.4 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement is for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and will in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 8.5 Successors and Assigns. All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the Member and its successors and permitted assigns, all as herein provided.

     Section 8.6 Limited Liability Company. The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of Delaware or any other laws.

     Section 8.7 Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Members hereby irrevocably waives any right or power that such Person might have the cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member will not have any interest in any specific assets of the Company, and the Member will not have the status of a creditor with respect to any distribution pursuant to Section 6.2. The interest of the Member in the Company is personal property.

     Section 8.8 Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement (including Section 5.2) is for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member. Nothing in this Agreement is to be deemed to create any right in any Person (other than the Indemnified Parties) not a party to this Agreement, and this Agreement is not to be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 8.9).

     Section 8.9 Binding Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 2.4, 2.5 and 4.3, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Managers, in accordance with its terms. In addition, the Independent Managers are intended beneficiaries of this Agreement.

     Section 8.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and are not to define or limit any of the terms or provisions hereof.

     Section 8.11 Governing Law. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     Section 8.12 Counterparts. This Agreement may be executed in counterparts, each of which when so executed will be an original, but all of which together will constitute but one and the same agreement.

     IN WITNESS WHEREOF, the undersigned Member and the Independent Managers have duly executed this Agreement as of the 27th day of July, 2001.

                                FORD CREDIT FLOORPLAN LLC

                                By: FORD MOTOR CREDIT COMPANY,
                                    as Member


                                    By: /s/ Emily E. Smith-Sulfaro
                                        -------------------------------
                                        Name:   Emily E. Smith-Sulfaro
                                        Title:  Assistant Secretary


                                INDEPENDENT MANAGERS


                                By: /s/  Andrew L. Stidd
                                    ----------------------------
                                    Andrew L. Stidd
                                    As Independent Manager


                                By: /s/   Bernard J. Angelo
                                    ---------------------------
                                    Bernard J. Angelo
                                    As Independent Manager

                                   EXHIBIT A

                             AMENDED AND RESTATED

                           CERTIFICATE OF FORMATION

                                      OF

                           FORD CREDIT FLOORPLAN LLC

     Ford Credit Auto Receivables LLC, a limited liability company organized under the Delaware Limited Liability Company Act (the "Act"), for the purpose of amending and restating its Certificate of Formation filed with the Office of the Secretary of State of Delaware on August 18, 1997, hereby certifies that its Certificate of Formation is amended and restated to read in its entirety as follows:

     1. The name of the limited liability company is Ford Credit Floorplan LLC (the "Company").

     2. The address of the Company's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. This Amended and Restated Certificate of Formation will become effective on the 27th day of July, 2001.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Formation has been duly executed on this 27th day of July, 2001 and is being filed in accordance with Section 18-208 of the Act by an authorized person.

                                FORD CREDIT FLOORPLAN LLC


                                By: __________________________________________
                                    [Name]
                                    Authorized Person

                                     A-1